EXHIBIT 99.1

FOR IMMEDIATE RELEASE

BioNexus Launches Regional Deployment of VitaGuard™ MRD Infrastructure; Positioned to Challenge Legacy Oncology Platforms Across ASEAN’s Multi-Billion Dollar Market

Kuala Lumpur, Malaysia — January 28, 2026 — BioNexus Gene Lab Corp. (Nasdaq: BGLC) (“BioNexus” or the “Company”), a technology-driven precision diagnostics company, today announced the formal commencement of its 2026 Deployment Phase for the VitaGuard™ Minimal Residual Disease (MRD) platform. This phase marks the transition of VitaGuard™ from a technological breakthrough into what the Company believes will be a scalable oncology infrastructure, designed to displace high-cost legacy monitoring systems throughout Southeast Asia.  Initial deployments are expected to commence in select Southeast Asian medical hubs during 2026.

The Economic Imperative: Shattering the $3,000 Barrier

Current liquid biopsy and MRD monitoring standards are often restricted by cost structures sometimes exceeding $3,000 per test, rendering them inaccessible for the vast majority of the ASEAN region’s 680 million citizens. VitaGuard™ was engineered to close the affordability gap. By leveraging proprietary cfDNA recovery and high-frequency sequencing workflows, BGLC intends to position VitaGuard™ to provide longitudinal cancer monitoring with a targeted cost profile designed to be competitive with, and potentially advantageous to, legacy platforms, providing the economic flexibility to compete with and potentially replace high-cost diagnostics while targeting attractive margins.

“2025 was about securing the 'One-of-One' technological moat; 2026 is about regional strength,” said Sam Tan, Chief Executive Officer of BGLC. “Our priority is not just accessibility, but sustainable market capture.  By leveraging the proprietary technologies we have obtained, we believe we are deploying the digital and molecular infrastructure required to make cancer monitoring more routinely accessible for more than half a billion people at a price that supports a clear economic case for adoption for regional healthcare systems. As we move into active clinical workflows, we are focused on converting what we believe is a massive unmet need in Southeast Asia into a sustainable, recurring revenue engine.”

The Data-Ignition Phase: Fueling the AI-Oncology Engine

We believe the 2026 deployment serves as a critical "Data-Ignition Phase." By integrating VitaGuard™ into routine oncology workflows, BGLC aims to generate high-frequency, longitudinal molecular datasets. This data is intended to support the development of the region’s first AI-assisted oncology tools calibrated for regional genomic profiles, aiming to create a self-reinforcing competitive advantage that expands with every patient monitored.

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Strategic Roadmap for 2026 Execution:

•	Phased Regional Deployment: Initiating initial deployments across key Southeast Asian medical hubs to establish routine MRD monitoring for solid tumor indications.

•	Workflow Integration: Partnering with regional healthcare providers to embed VitaGuard™ into standard-of-care longitudinal tracking.

•	Commercial Vehicle: Leveraging Fidelion Diagnostics Pte. Ltd. as the exclusive vehicle for international IP commercialization and regional scale.

With annual cancer incidence in the region projected to reach 2.4 million cases by 2030, we believe we are positioned at the center of a multi-billion-dollar market shift toward affordable, AI-enhanced precision medicine.

By the end of 2025, BGLC and its partners completed foundational steps required for commercialization, including:

•	Progression of an upgraded global patent filing and support program, while securing VitaGuard-related intellectual property outside Greater China;

•	Establishment of Fidelion Diagnostics Pte. Ltd. as the platform’s IP and commercialization vehicle outside China, alongside active recruitment of experienced technical, operational, and commercial personnel;

•	Advancement of Southeast Asia market entry planning, including regulatory and launch preparation with a regional diagnostics partner.

Looking Ahead

BGLC believes that the coming phase of precision oncology will be defined not only by scientific capability, but by who can scale it responsibly and affordably. As MRD transitions from an emerging tool to a standard component of cancer care, the Company intends to position itself at the intersection of technology, infrastructure, and access. We believe BGLC is not competing on price alone; we are building a data-driven oncology infrastructure that enables routine, repeat-use monitoring at scale, with the objective of building a defensible, recurring revenue model with attractive margin characteristics over time.

About BioNexus Gene Lab Corp.

BioNexus Gene Lab Corp. (NASDAQ: BGLC) is a biotechnology company advancing precision diagnostics and gene-based technologies. The Company is building a platform spanning precision medicine, biologics manufacturing, and AI-integrated healthcare solutions, targeting markets in Asia and the United States.

For more information, please visit www.bionexusgenelab.com.

Investor Relations

BioNexus Gene Lab Corp.

Email: IR@BIONEXUSGENELAB.COM

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This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “continue,” “potential,” “designed to,” “aim,” “seek,” “target,” and similar expressions.

Forward-looking statements in this press release include, without limitation, statements regarding: the planned deployment, commercialization, and regional scaling of the VitaGuard™ minimal residual disease (MRD) platform; the Company’s expectations regarding cost profile, pricing strategy, and potential competitive positioning relative to legacy diagnostics platforms; the anticipated adoption of VitaGuard™ within clinical workflows and its potential to support routine and repeat-use cancer monitoring; the Company’s ability to generate, aggregate, and utilize longitudinal molecular and clinical data; the development and effectiveness of AI-assisted oncology capabilities; the scope, timing, and success of Southeast Asia market entry and expansion efforts; the role of Fidelion Diagnostics Pte. Ltd. as the Company’s international commercialization and intellectual property vehicle; the progression, enforceability, and geographic coverage of the Company’s intellectual property portfolio; and the Company’s broader business, strategic, and financial objectives, including its ability to execute its 2026 operational roadmap and build a sustainable, recurring revenue model.

These forward-looking statements are based on management’s current expectations, assumptions, and beliefs as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, among others: the risk that VitaGuard™ does not achieve anticipated performance, cost, scalability, or clinical adoption; the risk that pricing, reimbursement, and budget dynamics in regional healthcare systems differ from expectations; the risk that regulatory approvals, registrations, or certifications are delayed, denied, or require modifications to the Company’s planned deployment strategy; the risk that intellectual property protections are not obtained, maintained, or enforced as anticipated; the Company’s reliance on third-party partners, laboratories, suppliers, and service providers; challenges associated with integrating VitaGuard™ into existing clinical workflows; competition from existing or new diagnostic technologies; the risk that AI-driven analytics do not deliver anticipated clinical or commercial benefits; the Company’s ability to recruit and retain qualified technical, clinical, and commercial personnel; and general business, economic, market, geopolitical, and public health conditions.

Additional risks are described in the Company’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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